Exhibit 99.1

Neuronetics Reports Record First Quarter 2023 Financial and Operating Results

MALVERN, PA., May 9, 2023 – Neuronetics, Inc. (NASDAQ: STIM) (the “company” or Neuronetics”) a commercial stage medical technology company with a strategic vision of transforming the lives of patients whenever and wherever they need help with the best neurohealth therapies in the world, today announced its financial and operating results for the first quarter of 2023.

First Quarter 2023 Highlights

●	First quarter 2023 revenue of $15.5 million, an increase of 10% over the first quarter of 2022
●	U.S. treatment session revenue increased 12% over the first quarter of 2022
●	Shipped 49 systems continuing our capital expansion strategy

Recent Operational Highlights

●	Strengthened our balance sheet by amending our senior secured credit facility with SLR Capital Partners that provides for borrowings of up to $60 million
●	United HealthCare updated its Medicare Advantage policy in states covered by National Government Services (“NGS”) Medicare to allow non-physician practitioners (“NPPs”) to prescribe transcranial magnetic stimulation (“TMS”)
●	BlueCross BlueShield of Mississippi updated its healthcare policy to allow NPPs to prescribe TMS
●	Fifth U.S Food and Drug Administration (“FDA”) clearance in less than two years offers enhanced Wi-Fi capabilities for NeuroStar Advanced Therapy

Recent Marketing Highlights

●	Achieved milestones of over 150,000 global patients treated with 5.5 million of our treatment sessions, another Company record

“We are pleased to report a strong start to the year with our first -quarter performance reflecting the positive impacts of our ability to execute on our strategic initiatives. In addition to the strength seen across both our NeuroStar system expansion and the very encouraging trends in treatment sessions, we continue to see improved access to our technology through healthcare policy updates and enhanced connectivity capabilities for NeuroStar Advanced Therapy. This is a testament to the effectiveness of our technology and the dedication of our team,”-said Keith J. Sullivan, President and Chief Executive Officer of Neuronetics “As we move forward, we remain committed to executing on our strategy and building on this momentum to deliver strong results benefiting our patients, customers and shareholders.”

First Quarter 2023 Financial and Operating Results for the Three Months Ended March 31, 2023

	Revenues by Geography
	Three Months Ended March 31,
	2023	2022
	Amount	Amount	% Change

	(in thousands, except percentages)
U.S.	$14,964	$13,517	11%
International	576	664	(13)%
Total revenues	$15,540	$14,181	10%

Total revenue for the three months ended March 31, 2023, was $15.5 million, an increase of 10% compared to the three months ended March 31, 2022 revenue of $14.2 million. During the quarter, total U.S. revenue increased by 11% and international revenue decreased by 13% over the first quarter of 2022. The U.S. growth was primarily driven by an increase in NeuroStar treatment sessions sales. The decrease in international growth was mainly due to lower NeuroStar Advanced Therapy system revenue.

	U.S. Revenues by Product Category
	Three Months Ended March 31,
	2023	2022
	Amount	Amount	% Change

	(in thousands, except percentages)
NeuroStar Advanced Therapy system	$3,850	$3,642	6%
Treatment sessions	10,643	$9,469	12%
Other	471	$406	16%
Total U.S. revenues	$14,964	$13,517	11%

	U.S. NeuroStar Advanced Therapy System
	Revenues by Type
	Three Months Ended March 31,
	2023	2022
	Amount	Amount	% Change

	(in thousands, except percentages)
NeuroStar capital	$3,649	$3,485	5%
Operating lease	39	67	(42)%
Other	162	90	80%
Total U.S. NeuroStar Advanced Therapy system revenues	$3,850	$3,642	6%

U.S. NeuroStar Advanced Therapy system revenue for the three months ended March 31, 2023, was $3.9 million, an increase of 6% compared to the revenue of $3.6 million in the first quarter of 2022. For the three months ended March 31, 2023, and 2022, the Company shipped 49 and 48 systems, respectively.

U.S. treatment session revenue for the three months ended March 31, 2023, was $10.6 million, an increase of 12% compared to the revenue of $9.5 million in the first quarter of 2022. The revenue growth was primarily driven by an increase in utilization, in particular within our local consumable customer segment.

In the first quarter of 2023, U.S. treatment session revenue per active site was approximately $9,700 compared to approximately $9,874 in the first quarter of 2022. The decline was primarily due to over 100 incremental sites introduced to our installed base and a slowdown in revenue from the service provider segment. Excluding Greenbrook TMS Inc. and its wholly owned subsidiary, Check Five LLC (doing business as Success TMS), revenue per active site was consistent year over year.

Gross margin for the first quarter of 2023 was 73.3%, a decrease of approximately 210 basis points from the first quarter of 2022 gross margin of 75.4%. The decline in gross margin was driven by revenue mix, as well as an increase in capitalized software and the corresponding amortization expense associated with the latest product release.

Operating expenses during the first quarter of 2023 were $21.3 million, a marginal increase of $0.5 million, or 2%, compared to $20.8 million in the first quarter of 2022.

Net loss for the first quarter of 2023 was $(10.5) million, or $(0.38) per share, as compared to the first quarter 2022 net loss of $(10.8) million, or $(0.41) per share. Net loss per share was based on 28,038,612 and 26,596,533 weighted-average common shares outstanding for the first quarters of 2023 and 2022, respectively.

EBITDA for the first quarter of 2023 was $(8.8) million as compared to the first quarter of 2022 EBITDA of $(9.5) million. See the accompanying financial table that reconciles EBITDA, which is a non-GAAP financial measure, to net loss.

Cash and cash equivalents were $55.4 million as of March 31, 2023. This compares to cash and cash equivalents of $70.3 million as of December 31, 2022 and $80.8 million as of March 31, 2022.

Secures Up To $60 Million in Amended Debt Financing with SLR Capital Partners

Neuronetics entered into an amended senior secured credit facility with SLR Capital Partners that provides for borrowings of up to $60 million, including three tranches of term loans. The new facility will further strengthen Neuronetics' balance sheet and drive continued commercial adoption of NeuroStar Advanced Therapy. The loan has an annual interest rate of SOFR plus 5.65%, with interest only payments until March 2026.

United Health Care Medicare Advantage Plans in NGS States Expand Access via NPPs

United HealthCare has updated their Medicare Advantage policy in states covered by NGS Medicare. This policy expansion increases access to NeuroStar Advanced Therapy by allowing NPPs, such as nurse practitioners to order and administer TMS therapy to patients with major depressive disorder (“MDD”) in states where they have the scope of practice to do so. This policy update increases the accessibility of TMS therapy for patients and is the latest trend in mental health coverage from commercial and government payers.

BlueCross BlueShield of Mississippi to Allow NPPs to Prescribe TMS

BlueCross BlueShield (BCBS) of Mississippi has updated its healthcare policy to allow TMS- trained healthcare professionals, such as nurse practitioners, to prescribe TMS treatment for patients with MDD. This policy change will increase access to NeuroStar Advanced Therapy. The revised policy also lowers the medication requirement from four failed medications to two prior to TMS treatment. Neuronetics is the only TMS company with a dedicated health policy team that partners with providers and payers to advocate for health policy changes.

FDA Clears Enhanced Wi-Fi Capabilities for NeuroStar Advanced Therapy

Neuronetic’s fifth FDA clearance in less than two years offers greater flexibility to improve the patient and provider experience. The new Wi-Fi capability offers improved internet connectivity for NeuroStar providers with restricted networks. This advancement allows for greater flexibility in the NeuroStar system placement and access to more connectivity options for TrakStar, while maintaining Health Insurance Portability and Accountability Act compliance and patient security. The improved internet connectivity feature also grants NeuroStar providers access to all the features and benefits exclusive to TrakStar cloud customers. This advancement also allows for improved access to TrakStar insights.

Business Outlook

For the full year 2023, the Company now expects total worldwide revenue to be between $68.0 million and $73.0 million.

For the full year 2023, the Company continues to expect total operating expenses to be between $84.0 million and $88.0 million.

For the second quarter of 2023, the Company expects total worldwide revenue between $17.0 million and $18.0 million.

Webcast and Conference Call Information

Neuronetics’ management team will host a conference call on May 9, 2023, beginning at 8:30 a.m. Eastern Time.

The conference call will be broadcast live in listen-only mode via webcast at https://edge.media-server.com/mmc/p/dkh33hi3. To listen to the conference call on your telephone, participants may register for the call here. While it is not required, it is recommended you join 10 minutes prior to the event start. To access the live audio webcast or subsequent archived recording, visit the Investor Relations section of Neuronetics’ website at ir.neuronetics.com.

About Neuronetics

Neuronetics, Inc. believes that mental health is as important as physical health. As a global leader in neuroscience and the largest TMS company in the industry, Neuronetics is redefining patient and physician expectations by designing and developing products that improve the quality of life for people suffering from psychiatric disorders. An FDA-cleared, non-drug, noninvasive treatment for people with depression, Neuronetics’ NeuroStar® Advanced Therapy system is today’s leading TMS treatment for MDD with over 4.8 million treatments delivered. NeuroStar is widely researched and backed by the largest clinical data set of any TMS system for depression, including the world’s largest depression outcomes registry. Our NeuroStar® Advanced Therapy system is also FDA-cleared to treat people suffering from obsessive-compulsive disorder, as well as for the treatment of comorbid anxiety symptoms (“anxious depression”) for adults with MDD suffering from anxiety symptoms. Neuronetics is committed to transforming lives by offering an exceptional treatment option that produces extraordinary results. For safety information and indications for use, visit NeuroStar.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995:

Statements in the press release regarding the Company that are not historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as “outlook,” “potential,” “believe,” “expect,” “plan,” “anticipate,” “predict,” “may,” “will,” “could,” “would” and “should” as well as the negative of these terms and similar expressions. These statements include those relating to the Company’s business outlook and current expectations for upcoming quarters and fiscal year 2023, including with respect to revenue, expenses, growth, and any statements of assumptions underlying any of the foregoing items. These statements are subject to significant risks and uncertainties and actual results could differ materially from those projected. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this release. These risks and uncertainties include, without limitation, risks and uncertainties related to: the impact of public health crises on the Company’s operations, manufacturing and supply chain interruptions or delays; the Company’s ability to execute its business strategy; the Company’s ability to achieve or sustain profitable operations due to its history of losses; the Company’s reliance on the sale and use of its NeuroStar Advanced Therapy system to generate revenues; the scale and efficacy of the Company’s salesforce; the Company’s ability to retain talent; availability of coverage and reimbursement from third-party payors for treatments using the Company’s products; physician and patient demand for treatments using the Company’s products; developments in competing technologies and therapies for the indications that the Company’s products treat; product defects; the Company’s ability to obtain and maintain intellectual property protection for its technology; developments in clinical trials or regulatory review of NeuroStar Advanced Therapy system for additional indications; and developments in regulation in the U.S. and other applicable jurisdictions. For a discussion of these and other related risks, please refer to the Company’s recent filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this press release. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events, or changes in the Company’s expectations.

Investor Contact:

Mike Vallie or Mark Klausner

Westwicke Partners

443-213-0499

ir@neuronetics.com

Media Contact:

EvolveMKD

646-517-4220

NeuroStar@evolvemkd.com

NEURONETICS, INC.

Statements of Operations

(In thousands, except per share data)

	Three Months ended
	March 31,
	2023	2022
Revenues	$15,540	$14,181
Cost of revenues	4,144	3,485
Gross Profit	11,396	10,696
Operating expenses:
Sales and marketing	11,902	12,649
General and administrative	6,611	6,379
Research and development	2,790	1,803
Total operating expenses	21,303	20,831
Loss from Operations	(9,907)	(10,135)
Other (income) expense:
Interest expense	1,253	978
Other income, net	(640)	(275)
Net Loss	$(10,520)	$(10,838)
Net loss per share of common stock outstanding, basic and diluted	$(0.38)	$(0.41)
Weighted-average common shares outstanding, basic and diluted	28,034	26,597

NEURONETICS, INC.

Balance Sheets

(In thousands, except per share data)

	March 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$55,443	$70,340
Accounts receivable, net	9,452	13,591
Inventory	9,142	8,899
Current portion of net investments in sales-type leases	1,257	1,538
Current portion of prepaid commission expense	2,097	1,997
Current portion of note receivables	1,498	230
Prepaid expenses and other current assets	2,218	2,174
Total current assets	81,107	98,769
Property and equipment, net	1,990	1,991
Operating lease right-of-use assets	3,193	3,327
Net investments in sales-type leases	989	1,222
Prepaid commission expense	7,643	7,568
Long-term note receivable	5,189	362
Other assets	3,493	3,645
Total Assets	$103,604	$116,884
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,970	$2,433
Accrued expenses	7,440	14,837
Deferred revenue	1,891	1,980
Current portion of operating lease liabilities	829	824
Current portion of long-term debt, net	—	13,125
Total current liabilities	15,130	33,199
Long-term debt, net	36,641	22,829
Deferred revenue	671	829
Operating lease liabilities	2,817	2,967
Total Liabilities	55,259	59,824
Commitments and contingencies (Note 17)	—	—
Stockholders’ Equity:
Preferred stock, $0.01 par value: 10,000 shares authorized; no shares issued or outstanding on March 31, 2023 and December 31, 2022	—	—
Common stock, $0.01 par value: 200,000 shares authorized; 28,465 and 27,268 shares issued and outstanding on March 31, 2023 and December 31, 2022, respectively	285	273
Additional paid-in capital	404,472	402,679
Accumulated deficit	(356,412)	(345,892)
Total Stockholders’ Equity	48,345	57,060
Total Liabilities and Stockholders’ Equity	$103,604	$116,884

NEURONETICS, INC.

Statements of Cash Flows

(In thousands)

	Three months ended March 31,
	2023	2022
Cash Flows from Operating Activities:
Net loss	$(10,520)	$(10,838)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	516	319
Share-based compensation	1,805	2,252
Non-cash interest expense	188	164
Changes in certain assets and liabilities:
Accounts receivable, net	4,139	(545)
Inventory	(243)	(1,021)
Net investment in sales-type leases	535	389
Prepaid commission expense	(175)	(295)
Prepaid expenses and other assets	182	801
Accounts payable	2,484	(2,226)
Accrued expenses	(7,680)	(447)
Deferred revenue	(247)	(735)
Net Cash Used in Operating Activities	(9,016)	(12,182)

Cash Flows from Investing Activities:
Purchases of property and equipment and capitalized software	(234)	(1,074)
Repayment (Issuance) of promissory note	(6,146)	—
Net Cash Used in Investing Activities	(6,380)	(1,074)

Cash Flows from Financing Activities:
Payments of debt issuance costs	(801)	(57)
Proceeds from issuance of long-term debt	2,500	—
Repayment of long-term debt	(1,200)	—
Proceeds from exercises of stock options	—	9
Net Cash Provided by (Used in) Financing Activities	499	(48)
Net (Decrease) Increase in Cash and Cash Equivalents	(14,897)	(13,304)
Cash and Cash Equivalents, Beginning of Period	70,340	94,141
Cash and Cash Equivalents, End of Period	$55,443	$80,837

Non-GAAP Financial Measures (Unaudited)

EBITDA is not a measure of financial performance under generally accepted accounting principles in the U.S. (“GAAP”), and should not be construed as a substitute for, or superior to, GAAP net loss. However, management uses both the GAAP and non-GAAP financial measures internally to evaluate and manage the Company’s operations and to better understand its business. Further, management believes the addition of the non-GAAP financial measure provides meaningful supplementary information to, and facilitates analysis by, investors in evaluating the Company’s financial performance, results of operations and trends. The Company’s calculation of EBITDA may not be comparable to similarly designated measures reported by other companies, because companies and investors may differ as to what type of events warrant adjustment.

The following table reconciles reported net loss to EBITDA:

	Three Months ended
	March 31,
	2023	2022

	(in thousands)
Net loss	$(10,520)	$(10,838)
Interest expense	1,253	978
Income taxes	—	—
Depreciation and amortization	516	319
EBITDA	$(8,751)	$(9,541)